EXHIBIT 10.1

SUMMARY OF KEY TERMS OF PATRICK REITEN COMPENSATION

The base salary for Patrick Reiten, President of PacifiCorp’s Pacific Power division and a member of PacifiCorp’s Board of Directors, is $245,000, his target bonus opportunity under the PacifiCorp Annual Incentive Plan is 30% of base salary, and he participates in the MidAmerican Energy Holdings Company Long-Term Incentive Partnership Plan.